
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Dean Witter Spectrum Select L.P. and is qualified in its entirety by reference to such financial statements
</LEGEND>

<PERIOD-TYPE>                  12-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               DEC-31-2000
<CASH>                                     196,555,362
<SECURITIES>                                         0
<RECEIVABLES>                                2,473,895<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             224,581,554<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               224,581,554<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            35,083,619<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            20,792,574
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             14,291,045
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         14,291,045
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                14,291,045
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $889,954 and
subscriptions receivable of $1,583,941.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $25,552,297.
<F3>Liabilities include redemptions payable of $2,110,529, accrued brokerage fees of $1,231,479 and accrued management fees of $509,577.
<F4>Total revenue includes realized trading revenue of $6,845,291, net change in unrealized of $18,665,233 and interest income of $9,573,095.


